UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39958	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. 1st Street Suite 302 Phoenix, Arizona	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRIN	Nasdaq Global Select Market
7.875% Notes Due 2029	TRINZ	Nasdaq Global Select Market
7.875% Notes Due 2029	TRINI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 10, 2025, Trinity Capital Inc. (the “Company”) entered into an open market sale agreement with B. Riley Securities, Inc. (the “Sales Agent”), as sales agent and/or principal thereunder. Under the Sales Agreement, the Company may, but has no obligation to, issue and sell, from time to time, up to $100,000,000 aggregate principal amount of 7.875% Notes due 2029 (the “March 2029 Notes”) and/or 7.875% Notes due 2029 (the “September 2029 Notes” and, together with the March 2029 Notes, the “Notes”), through the Sales Agent or to the Sale Agent, as principal for its own account. The Company intends to use the net proceeds from this “at-the-market” offering to pay down a portion of the Company’s existing indebtedness outstanding under a credit agreement with KeyBank National Association (the “Credit Agreement” as amended, restated and amended and restated from time-to-time) and to make investments in accordance with our investment objective and investment strategy and for general corporate purposes. The Credit Agreement has a maturity date of October 27, 2026 and grants the Company, through its wholly owned subsidiary TrinCap Funding, LLC, a borrowing capacity of up to $690.0 million. Borrowings under the Credit Agreement bear interest at a rate equal to Adjusted Term Secured Overnight Financing Rate (“SOFR”) plus, currently, 2.85% to 3.25%, subject to the number of eligible loans in the collateral pool. As of September 30, 2024, approximately $290.0 million was outstanding under the Credit Agreement. The Company may re-borrow under the Credit Agreement to make investments in accordance with its investment objective and investment strategy and for general corporate purposes.

The Notes will be issued as additional notes under the Base Indenture, dated January 16, 2020 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (together with its successor in interest, U.S. Bank Trust Company, National Association, the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated March 28, 2024, with respect to the March 2029 Notes (the “Fifth Supplemental Indenture”), and the Sixth Supplemental Indenture, dated as of July 19, 2024, with respect to the September 2029 Notes (the “Sixth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), pursuant to which the Company issued (i) $115,000,000 aggregate principal amount of the March 2029 Notes (the “Existing March 2029 Notes”) on March 28, 2024 and (ii) $115,000,000 aggregate principal amount of the September 2029 Notes (the “Existing September 2029 Notes”) on July 16, 2024 and August 1, 2024.

The March 2029 Notes are treated as a single series with the Existing March 2029 Notes under the Indenture and have the same terms as the Existing March 2029 Notes (other than issue date and issue price). The March 2029 Notes have the same CUSIP number and are fungible and rank equally with the Existing March 2029 Notes.

The September 2029 Notes are treated as a single series with the Existing September 2029 Notes under the Indenture and have the same terms as the Existing September 2029 Notes (other than issue date and issue price). The September 2029 Notes have the same CUSIP number and are fungible and rank equally with the Existing September 2029 Notes.

The March 2029 Notes bear interest at a rate of 7.875% per year payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, which commenced on June 30, 2024. The March 2029 Notes will mature on March 30, 2029 and may be redeemed in whole or in part at any time, or from time to time, at the Company’s option on or after March 30, 2026, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption. The Existing March 2029 Notes are currently listed on the Nasdaq Global Select Market (“Nasdaq”) and trade on Nasdaq under the trading symbol “TRINZ.” The March 2029 Notes are expected to be listed on Nasdaq and to trade on Nasdaq under the existing trading symbol “TRINZ.”

The September 2029 Notes bear interest at a rate of 7.875% per year payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, which commenced on September 30, 2024. The September 2029 Notes will mature on September 30, 2029 and may be redeemed in whole or in part at any time, or from time to time, at the Company’s option on or after September 30, 2026, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption. The September 2029 Notes are currently listed on Nasdaq and trade on Nasdaq under the existing trading symbol “TRINI.” The March 2029 Notes are expected to be listed on Nasdaq and to trade on Nasdaq under the existing trading symbol “TRINZ.”

The Notes are the direct, unsecured obligations of the Company and rank pari passu, or equal, in right of payment with all of the Company’s other future and outstanding unsecured, unsubordinated indebtedness. The Notes rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The Indenture contains certain covenants including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended (“1940 Act”), or any successor provisions, but giving effect, in either case, to any exemptive relief granted to the Company by the Securities and Exchange Commission (“SEC”); to comply with Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act, or any successor provisions, after giving effect to any exemptive relief granted to the Company by the SEC and subject to certain other exceptions; and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

Sales of the Notes, if any, will be made under the prospectus supplement, dated February 10, 2025 (the “Prospectus Supplement”), as may be supplemented from time to time, and the accompanying prospectus, dated February 7, 2024 (together with the Prospectus Supplement, including any documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”), which form part of the Company’s shelf registration statement on Form N-2 (File No. 333-275970), by any method permitted by law and deemed to be part of an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made directly on or through the Nasdaq Global Select Market, or similar securities exchange, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at other negotiated prices.

Under the terms of the Sales Agreement, the Sales Agent will receive a commission from the Company equal to up to 2.00% of the gross proceeds of any Notes sold through the Sales Agent under the Sales Agreement and reimbursement of certain expenses. The Sales Agreement contains customary representations, warranties and agreements of the Company, indemnification rights and obligations of the parties, and termination provisions.

Further details regarding the Sales Agreement and the “at-the-market” offering are set forth in the Prospectus Supplement.

The foregoing description of the Base Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Notes and the Sales Agreement are not complete and are qualified in their entirety by reference to the full text of the Base Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the forms of global note representing the March 2029 Notes and the September 2029 Notes, and the Sales Agreement, respectively, copies of which are attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 4.4, Exhibit 4.5 and Exhibit 10.1, respectively, and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of January 16, 2020, by and between Trinity Capital Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form 10 filed on January 16, 2020).
4.2	Fifth Supplemental Indenture, dated as of March 28, 2024, 2024, between Trinity Capital Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 28, 2024).
4.3	Sixth Supplemental Indenture, dated as of July 19, 2024, between Trinity Capital Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 19, 2024).
4.4	Form of 7.875% Note due March 2029 (Debt ATM)
4.5	Form of 7.875% Note due September 2029 (Debt ATM)
5.1	Opinion of Dechert LLP.
10.1	Open Market Sale Agreement, dated February 10, 2025, by and between Trinity Capital Inc. and B. Riley Securities, Inc.
23.1	Consent of Dechert LLP (contained in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Capital Inc.

February 10, 2025	By:	/s/ Kyle Brown
		Name:	Kyle Brown
		Title:	Chief Executive Officer, President and Chief Investment Officer

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